Exhibit 23.2

CONSENT OF PIPER JAFFRAY & CO

We hereby consent to the inclusion of and reference to our opinion dated June 11, 2018, to the Board of Directors of SCB Bancorp Inc. (“SCB”) as Appendix D to the proxy statement/prospectus which forms part of the Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-226672) (the “Registration Statement”), relating to the proposed merger of SCB with and into First Mid-Illinois Bancshares, Inc., and to the references to such opinion in such proxy statement/prospectus under the headings “Summary-Opinion of Financial Advisor to SCB,” “The Merger-Background of the Merger,” “The Merger-SCB’s reasons for the merger and recommendation of the board of directors,” and “The Merger- Opinion of Financial Advisor to SCB.” By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

PIPER JAFFRAY & CO.
By:
PIPER JAFFRAY & CO.
August 22, 2018